UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 26, 2006

                  Citibank (South Dakota), National Association
                                  on behalf of
                       Citibank Credit Card Master Trust I
          (Issuer in respect of the Citibank Credit Card Master Trust I
       7.25% Class A Credit Card Participation Certificates, Series 1994-2
       7.50% Class B Credit Card Participation Certificates, Series 1994-2 Floating Rate Class A Credit Card Participation Certificates, Series 1996-6 Floating Rate Class B Credit Card Participation Certificates, Series 1996-6 Floating Rate Class A Credit Card Participation Certificates, Series 1997-4 Floating Rate Class B Credit Card Participation Certificates, Series 1997-4
       6.05% Class A Credit Card Participation Certificates, Series 1998-2 6.20% Class B Credit Card Participation Certificates, Series 1998-2
      5.875% Class A Credit Card Participation Certificates, Series 1999-2 6.150% Class B Credit Card Participation Certificates, Series 1999-2
       6.10% Class A Credit Card Participation Certificates, Series 1999-5
       6.30% Class B Credit Card Participation Certificates, Series 1999-5
               Credit Card Participation Certificate, Series 2000
                       (collectively, the "Certificates"))
               (Exact name of registrant as specified in charter)

      United States of America                       46-0358360
    (State or other jurisdiction        (I.R.S. Employer Identification No.)
          of incorporation)

      33-41055, 33-43576, 33-62180, 33-77802, 33-84834, 33-97664, 33-99328,
      333-38803, 333-80743, 333-52984, 333-91326, 333-103013 and 333-121228
                            (Commission File Numbers)

         701 East 60th Street, North
          Sioux Falls, South Dakota                            57117
    (Address of principal executive offices)                (Zip Code)

       Registrant's telephone number, including area code: (605) 331-2626

  (Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

     The following information relates to the credit card receivables owned by Citibank Credit Card Master Trust I and the related credit card accounts. Some of the terms used herein are used as defined in the Glossary of Terms at the end of this Report.

Loss and Delinquency Experience

         The following table sets forth the loss experience for cardholder payments on the credit card accounts for each of the periods shown on a cash basis. The Net Loss percentage calculated for each period below is obtained by dividing Net Losses by the Average Principal Receivables Outstanding multiplied by a fraction, the numerator of which is the total number of days in the applicable calendar year and the denominator of which is the total number of days in the trust monthly reporting periods for the applicable period (365/364 for the year ended December 27, 2005, 366/368 for the year ended December 28, 2004 and 365/365 for the year ended December 31, 2003).

         If accrued finance charge receivables that have been written off were included in losses, Net Losses would be higher as an absolute number and as a percentage of the average of principal and finance charge receivables outstanding during the periods indicated. Average Principal Receivables Outstanding is the average of principal receivables outstanding during the periods indicated. There can be no assurance that the loss experience for the receivables in the future will be similar to the historical experience set forth below.

                        Loss Experience for the Accounts
                             (Dollars in Thousands)

                                        Year Ended     Year Ended    Year Ended
                                       December 27,   December 28,  December 31,
                                           2005           2004          2003
                                           ----           ----          ----

Average Principal
  Receivables Outstanding ............. $76,299,195   $76,750,306   $75,707,275

Gross Charge-Offs .....................  $5,068,881    $5,066,778    $5,115,685
Recoveries ............................    $707,721      $479,837      $368,801
Net Losses ............................  $4,361,160    $4,586,941    $4,746,884

Net Losses as a Percentage of
  Average Principal Receivables
  Outstanding .........................     5.73%         5.94%         6.27%


     Net losses as a percentage of gross charge-offs for each of the years ended December 27, 2005, December 28, 2004 and December 31, 2003 were 86.04%, 90.53%
and 92.79%, respectively. Gross charge-offs are charge-offs before recoveries and do not include the amount of any reductions in Average Principal Receivables Outstanding due to fraud, returned goods, customer disputes or various other miscellaneous write-offs. During the trust monthly reporting periods included in the three-year period ended December 27, 2005, such reductions ranged from 0.63% to 1.03% of the outstanding principal receivables as of the end of the related trust monthly reporting period. The reduction of receivables in this manner reduces only the sellers' interest in the master trust. Recoveries are collections received in respect of principal receivables previously charged off as uncollectible. Net losses are gross charge-offs minus recoveries.

         The following table sets forth the delinquency experience for cardholder payments on the credit card accounts as of each of the dates shown. The Delinquent Amount includes both principal receivables and finance charge receivables. The percentages are the result of dividing the Delinquent Amount by the average of principal and finance charge receivables outstanding during the periods indicated. There can be no assurance that the delinquency experience for the receivables in the future will be similar to the historical experience set forth below.


                                    Delinquency Experience for the Accounts
                                            (Dollars in Thousands)


                               As of                     As of                     As of
                        December 24, 2005         December 25, 2004         December 31, 2003
                        -----------------         -----------------         -----------------

Number of Days        Delinquent                Delinquent                Delinquent
Delinquent              Amount    Percentage      Amount    Percentage      Amount    Percentage
----------              ------    ----------      ------    ----------      ------    ----------

Up to 34 days ....   $2,546,025      3.29%     $2,681,813      3.45%      $3,360,396     4.37%
35 to 64 days ....      750,127      0.97         896,856      1.15        1,146,055     1.49
65 to 94 days ....      515,964      0.67         626,967      0.81          777,690     1.01
95 to 124 days ...      395,861      0.51         521,980      0.67          612,336     0.80
125 to 154 days ..      324,238      0.42         433,092      0.56          520,419     0.68
155 to 184 days ..      292,535      0.38         366,161      0.47          452,659     0.59
                        -------      ----         -------      ----          -------     ----
   Total .........   $4,824,750      6.24%     $5,526,869      7.11%      $6,869,555     8.94%


Revenue Experience

         The revenues for the credit card accounts from finance charges, fees paid by cardholders and interchange for each of the years ended December 27, 2005, December 28, 2004 and December 31, 2003 are set forth in the following table. The revenue experience in this table is presented on a cash basis before deduction for charge-offs. Average Revenue Yield calculated for each period below is obtained by dividing Finance Charges and Fees Paid by Average Principal Receivables Outstanding multiplied by a fraction, the numerator of which is the total number of days in the applicable calendar year and the denominator of which is the total number of days in the trust monthly reporting periods for the applicable period (365/364 for the year ended December 27, 2005, 366/368 for the year ended December 28, 2004 and 365/365 for the year ended December 31, 2003).

         Revenues from finance charges, fees and interchange will be affected by numerous factors, including the periodic finance charge on the credit card receivables, the amount of any annual membership fee, other fees paid by cardholders, the percentage of cardholders who pay off their balances in full each month and do not incur periodic finance charges on purchases, the percentage of credit card accounts bearing finance charges at promotional rates and changes in the level of delinquencies on the receivables.


                       Revenue Experience for the Accounts
                             (Dollars in Thousands)

                                   Year Ended       Year Ended       Year Ended
                                  December 27,     December 28,     December 31,
                                      2005             2004             2003
                                      ----             ----             ----

Finance Charges and Fees Paid .... $12,271,731     $11,866,155      $11,461,816
Average Revenue Yield ............    16.13%          15.38%           15.14%

         The revenues from periodic finance charges and fees -- other than annual fees -- depend in part upon the collective preference of cardholders to use their credit cards as revolving debt instruments for purchases and cash advances and to pay account balances over several months -- as opposed to convenience use, where cardholders pay off their entire balance each month, thereby avoiding periodic finance charges on their purchases -- and upon other card-related services for which the cardholder pays a fee. Revenues from periodic finance charges and fees also depend on the types of charges and fees assessed on the credit card accounts. Accordingly, revenues will be affected by future changes in the types of charges and fees assessed on the accounts and in the types of additional accounts added from time to time. These revenues could be adversely affected by future changes in fees and charges assessed on the accounts and other factors.

Cardholder Monthly Payment Rates

         The following table sets forth the highest and lowest cardholder monthly payment rates for the credit card accounts during any month in the periods shown and the average of the cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of the total beginning account balances for that month.

         Monthly payment rates on the credit card receivables may vary because, among other things, a cardholder may fail to make a required payment, may only make the minimum required payment or may pay the entire outstanding balance. Monthly payment rates on the receivables may also vary due to seasonal purchasing and payment habits of cardholders. Monthly payment rates include amounts that are treated as payments of principal receivables and finance charge receivables with respect to the accounts under the pooling and servicing agreement. In addition, the amount of outstanding receivables and the rates of payments, delinquencies, charge-offs and new borrowings on the accounts depend on a variety of factors including seasonal variations, the availability of other sources of credit, general economic conditions, tax laws, consumer spending and borrowing patterns and the terms of the accounts, which may change. Cardholder monthly payment rates are calculated on the balances of those cardholder accounts that have an amount due. Cardholder accounts with a zero balance or a credit balance are excluded from these calculations.

         For the December 2005 trust monthly reporting period, 49.03% of the accounts had a credit balance or otherwise had no payment due, 20.16% of the cardholders paid their entire outstanding balance, 4.62% of the cardholders made only the minimum payment due, and the remaining 26.19% of the cardholders paid an amount greater than the minimum due, but less than the entire outstanding balance.

                Cardholder Monthly Payment Rates for the Accounts

                                      Year Ended      Year Ended     Year Ended
                                     December 27,    December 28,   December 31,
                                         2005            2004           2003
                                         ----            ----           ----

Lowest Month .........................  17.28%          16.86%         16.16%
Highest Month ........................  22.02%          19.41%         19.23%
Average of the Months in the Period ..  20.04%          18.41%         17.76%

Interchange

         Creditors participating in the MasterCard International and VISA associations receive interchange as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period before initial billing. Under the MasterCard International and VISA systems, a portion of this interchange in connection with cardholder charges for merchandise and services is passed from banks which clear the transactions for merchants to credit card-issuing banks. Interchange ranges from approximately 1% to 2% of the transaction amount. Citibank (South Dakota) is required to transfer to the master trust interchange attributed to cardholder charges for merchandise and services in the accounts. In general, interchange is allocated to the master trust on the basis of the ratio that the amount of cardholder charges for merchandise and services in the accounts bears to the total amount of cardholder charges for merchandise and services in the portfolio of credit card accounts maintained by Citibank (South Dakota). MasterCard International and VISA may change the amount of interchange reimbursed to banks issuing their credit cards.

The Credit Card Receivables

         The receivables in the credit card accounts designated to the master trust as of December 24, 2005 included $1,045,910,291 of finance charge receivables and $78,068,389,766 of principal receivables -- which amounts include overdue finance charge receivables and overdue principal receivables. As of December 24, 2005, there were 40,689,392 accounts. Included within the accounts are inactive accounts that have no balance. The accounts had an average principal receivable balance of $1,919 and an average credit limit of $10,117. The average principal receivable balance in the accounts as a percentage of the average credit limit with respect to the accounts was approximately 19%. Approximately 87% of the accounts were opened before December 2003. Of the accounts, as of December 24, 2005, approximately the following percentages related to cardholders with billing addresses in the following states:

                        Percentage of Total           Percentage of Total
                        Number of Accounts          Outstanding Receivables
                        ------------------          -----------------------

        California            13.02%                         13.89%
        New York               9.73%                          9.47%
        Florida                6.66%                          6.24%
        Texas                  6.49%                          8.36%
        Pennsylvania           5.00%                          4.32%
        Illinois               4.95%                          5.35%

Since the largest number of cardholders' billing addresses were in California, New York, Florida, Texas, Pennsylvania and Illinois, adverse changes in the business or economic conditions in these states could have an adverse effect on the performance of the receivables. No other state represents more than 5% of the number of accounts or outstanding receivables.

         As of December 31, 2005, approximately 17% of the credit card receivables in the master trust related to credit cards issued under the Citibank/American Airlines AAdvantage co-brand program. Cardholders in the AAdvantage program receive benefits for the amounts charged on their AAdvantage cards, including frequent flyer miles in American Airline's frequent traveler program. Conditions that adversely affect the airline industry or American Airlines could affect the usage and payment patterns of the AAdvantage program cards. In addition, termination of the AAdvantage program could have an adverse effect on the payment rates and excess spread reported by the master trust. However, we do not expect any such termination to affect the integrity or sustainability of master trust cash flows. As of December 31, 2005, no other co-brand or affinity program of the Banks accounted for more than 1% of the credit card receivables in the master trust.

         The credit card accounts include receivables which, in accordance with the servicer's normal servicing policies, were charged-off as uncollectible. However, for purposes of calculation of the amount of principal receivables and finance charge receivables in the master trust for any date, the balance of the charged-off receivables is zero and the master trust owns only the right to receive recoveries on these receivables.

         The following tables summarize the credit card accounts designated to the master trust as of December 24, 2005 by various criteria. References to "Receivables Outstanding" in these tables include both finance charge receivables and principal receivables. Because the composition of the accounts will change in the future, these tables are not necessarily indicative of the future composition of the accounts.

         Credit balances presented in the following table are a result of cardholder payments and credit adjustments applied in excess of a credit card account's unpaid balance. Accounts which have a credit balance are included because receivables may be generated in these accounts in the future. Credit card accounts which have no balance are included because receivables may be generated in these accounts in the future.


                   Composition of Accounts by Account Balance

                                           Percentage                Percentage
                                            of Total                  of Total
                                Number of   Number of  Receivables   Receivables
        Account Balance         Accounts    Accounts   Outstanding   Outstanding
        ---------------         ---------   ---------  -----------   -----------

Credit Balance................     462,536    1.14%    $ (88,267,002)   -0.11%
No Balance ...................  19,652,398   48.30                 0     0.00
Less than or equal to $500.00.   5,147,855   12.65       948,916,852     1.20
$500.01 to $1,000.00..........   2,308,608    5.67     1,701,001,721     2.15
$1,000.01 to $2,000.00........   2,951,843    7.25     4,315,041,708     5.45
$2,000.01 to $3,000.00........   1,995,983    4.91     4,945,370,450     6.25
$3,000.01 to $4,000.00........   1,514,505    3.72     5,274,842,601     6.67
$4,000.01 to $5,000.00........   1,220,398    3.00     5,479,459,837     6.93
$5,000.01 to $6,000.00........     959,994    2.36     5,265,060,568     6.66
$6,000.01 to $7,000.00........     777,015    1.91     5,040,001,439     6.37
$7,000.01 to $8,000.00........     632,736    1.56     4,736,159,321     5.99
$8,000.01 to $9,000.00........     514,658    1.26     4,367,536,007     5.52
$9,000.01 to $10,000.00.......     430,810    1.06     4,087,366,200     5.17
$10,000.01 to $15,000.00......   1,225,312    3.01    14,881,527,540    18.80
$15,000.01 to $20,000.00......     538,691    1.32     9,260,189,994    11.70
Over $20,000.00...............     356,050    0.88     8,900,092,821    11.25
                                   -------    ----     -------------    -----
Total.........................  40,689,392  100.00%  $79,114,300,057   100.00%

                     Composition of Accounts by Credit Limit

                                          Percentage                 Percentage
                                           of Total                   of Total
                               Number of   Number of   Receivables   Receivables
         Credit Limit          Accounts    Accounts    Outstanding   Outstanding
         ------------          ---------   --------    -----------   -----------

Less than or equal to $500.00.  1,102,072    2.71%   $   47,837,327     0.06%
$500.01 to $1,000.00..........  1,018,801    2.50       219,368,085     0.28
$1,000.01 to $2,000.00........  2,089,806    5.14       870,064,644     1.10
$2,000.01 to $3,000.00........  2,190,040    5.38     1,454,903,438     1.84
$3,000.01 to $4,000.00........  2,087,048    5.13     1,766,402,106     2.23
$4,000.01 to $5,000.00........  3,001,687    7.38     2,579,728,410     3.26
$5,000.01 to $6,000.00........  2,646,505    6.50     2,596,890,375     3.28
$6,000.01 to $7,000.00........  2,627,869    6.46     2,921,944,699     3.69
$7,000.01 to $8,000.00........  2,792,173    6.86     3,121,634,495     3.95
$8,000.01 to $9,000.00........  2,431,007    5.97     3,064,327,880     3.87
$9,000.01 to $10,000.00.......  2,489,399    6.12     3,487,984,726     4.41
$10,000.01 to $15,000.00......  7,886,013   19.38    15,317,297,264    19.36
$15,000.01 to $20,000.00......  3,937,305    9.68    13,478,379,530    17.04
Over $20,000.00...............  4,389,667   10.79    28,187,537,078    35.63
                                ---------   -----    --------------    -----
Total ........................ 40,689,392  100.00%  $79,114,300,057   100.00%


     Accounts presented in the table below as "Current" include accounts on which the minimum payment has not been received before the next billing date following the issuance of the related bill.


                    Composition of Accounts by Payment Status

                                          Percentage                 Percentage
                                           of Total                   of Total
                               Number of   Number of    Receivables  Receivables
      Payment Status           Accounts    Accounts     Outstanding  Outstanding
      --------------           ---------   --------     -----------  -----------

Current ....................   39,684,708   97.53%   $74,289,550,241    93.90%
Up to 34 days delinquent....      572,280    1.41      2,546,025,114     3.22
35 to 64 days delinquent....      158,837    0.39        750,126,549     0.95
65 to 94 days delinquent....       96,117    0.24        515,964,444     0.65
95 to 124 days delinquent...       70,225    0.17        395,860,516     0.50
125 to 154 days delinquent..       57,100    0.14        324,237,754     0.41
155 to 184 days delinquent..       50,125    0.12        292,535,439     0.37
                                   ------    ----        -----------     ----
Total ......................   40,689,392  100.00%   $79,114,300,057   100.00%

                         Composition of Accounts by Age

                                           Percentage                Percentage
                                            of Total                  of Total
                                Number of   Number of   Receivables  Receivables
         Age                    Accounts    Accounts    Outstanding  Outstanding
         ---                    ---------   --------    -----------  -----------

Less than or equal to 6 months.    347,428    0.85%  $   570,026,710     0.72%
Over 6 months to 12 months.....  2,161,342    5.31     2,946,283,459     3.72
Over 12 months to 24 months....  2,614,286    6.42     4,722,496,340     5.97
Over 24 months to 36 months....  1,997,551    4.91     3,613,990,912     4.57
Over 36 months to 48 months....  3,512,015    8.63     6,108,557,416     7.72
Over 48 months to 60 months....  2,789,650    6.86     5,575,975,023     7.05
Over 60 months................. 27,267,120   67.02    55,576,970,197    70.25
                                ----------   -----    --------------    -----
Total ......................... 40,689,392  100.00%  $79,114,300,057   100.00%


     The following table sets forth the composition of accounts by FICO(R)* score. A FICO score is a measurement determined by Fair, Isaac & Company using information collected by major credit bureaus to assess credit risk. A credit report is generally obtained from one or more credit bureaus for each application for a new account. Once a customer has been issued a card, Citibank (South Dakota) refreshes the FICO score on most accounts on a monthly basis. Citibank (South Dakota) generally does not refresh the FICO scores of accounts with a zero balance that have been determined to be inactive, accounts in forbearance or workout programs and certain other categories of accounts. A FICO score of zero indicates that the FICO score of an account has not been refreshed for one of these reasons or that the customer did not have enough credit history for a FICO score to be calculated.


                    Composition of Accounts by FICO Score

                                           Percentage                Percentage
                                            of Total                  of Total
                                Number of   Number of   Receivables  Receivables
         FICO Score             Accounts    Accounts    Outstanding  Outstanding
         ----------             ---------   --------    -----------  -----------

0 .........................     7,759,162    19.07%   $1,029,626,856     1.30%
001 to 599 ................     1,858,387     4.57     6,741,108,773     8.52
600 to 639 ................     1,588,797     3.90     6,579,656,816     8.32
640 to 659 ................     1,364,808     3.35     6,066,321,406     7.67
660 to 679 ................     1,798,709     4.42     7,808,214,417     9.87
680 to 699 ................     2,311,628     5.68     9,211,197,090    11.64
700 to 719 ................     2,848,938     7.00     9,884,070,047    12.49
720 to 739 ................     3,068,791     7.54     8,810,525,705    11.14
740 to 759 ................     3,292,572     8.09     7,388,665,202     9.34
760 to 800................      8,625,980    21.21    11,360,979,080    14.36
801 and above .............     6,171,620    15.17     4,233,934,665     5.35
                                ---------    -----     -------------     ----
Total .....................    40,689,392   100.00%  $79,114,300,057   100.00%

-----------
     * FICO(R) is a registered trademark of Fair, Isaac & Company.

Static Pool Information

         Static pool information is information relating to the master trust receivables, organized by year of the origination of each related credit card account. Static pool information for the master trust receivables was not stored by the Banks' computer systems before January 2006, and cannot be produced without unreasonable effort and expense. Since January 2006, the Banks have stored static pool information concerning losses, delinquencies, revenue yield and payment rate for the master trust receivables by year of origination, and beginning with the calendar quarter ending in March 2006, this information will be presented in monthly increments and will be updated quarterly.

         When new accounts are designated to the master trust from time to time, the Banks will begin storing static pool information about those accounts and the related receivables. The Banks anticipate that static pool information will be organized by year of origination of the applicable account for the five most recent years, and for accounts originated more than five years ago. Consequently, the full array of static pool information will not be available until 2011. As of December 24, 2005, less than 33% of the accounts were originated within the last five years.

Billing and Payments

         The credit card accounts have different billing and payment structures, including different periodic finance charges and fees. The following information reflects the current billing and payment characteristics of the accounts.

         Each month, billing statements are sent to cardholders who had activity during the immediately preceding billing period. To the extent a cardholder has a balance due, the cardholder must make a minimum payment equal to the sum of any amount which is past due plus any amount which is in excess of the credit limit and, for most accounts, the greatest of the following:

         o the new balance on the billing statement if it is less than $20, or $20, if the new balance is at least $20;

         o 1% of the new balance plus the amount of any billed finance charges and any billed late fee; and

         o  1.5% of the new balance.

         Consistent with changes in industry practice based on regulatory guidance, during calendar year 2005 Citibank (South Dakota) changed the minimum payment calculation for its credit card accounts. This change has resulted in an increase in the minimum monthly payment requirement for some accounts. This change to the minimum payment calculation is likely to result in an increase in delinquencies and charge-offs on the credit card accounts, however, the potential impact cannot be determined with reasonable certainty at this time.

         A periodic finance charge is imposed on the credit card accounts. The periodic finance charge imposed on balances for purchases and cash advances for a majority of the accounts is calculated by multiplying (1) the daily balances for each day during the billing cycle by (2) the applicable daily periodic finance charge rate, and summing the results for each day in the billing period. The daily balance is calculated by taking the previous day's balance, adding any new purchases or cash advances and fees, adding the daily finance charge on the previous day's balance, and subtracting any payments or credits. Cash advances are included in the daily balance from the date the advances are made. Purchases are included in the daily balance generally from the date of purchase. Periodic finance charges are not imposed in most circumstances on purchase amounts if all balances shown in the previous billing statement are paid in full by the due date indicated on the statement.

         The periodic finance charge imposed on balances in most credit card accounts for purchases is currently the Prime Rate, as published in The Wall Street Journal, plus a percentage ranging from 4.99% to 11.99%. As of the date of this Form 8-K, the periodic finance charge on balances in most accounts for purchases ranged from 12.24% to 19.24%. The periodic finance charge imposed on balances in most credit card accounts for cash advances is currently the greater of 19.99% or the sum of the Prime Rate and 14.99%. If a cardholder defaults under their credit card agreement, the periodic finance charge assessed on all balances in their account can be increased to the Prime Rate plus up to 23.99%. Promotional rates are offered from time to time to attract new cardholders and to promote balance transfers from other credit card issuers and the periodic finance charge on a limited number of accounts may be greater or less than those generally assessed on the accounts.

         The periodic finance charge on accounts may be changed at any time by providing prior written notice to cardholders. Any increase in the finance charge will become effective upon the earlier of subsequent use of a card and the expiration of a 25-day period from the date the change was made effective -- assuming failure on the part of the cardholder to object to the new rate.

         Most of the accounts are subject to additional fees, including:

         o a late fee if the cardholder does not make the required minimum payment by the payment date shown on the monthly billing statement. The late fee is $15 on balances up to $100, $29 on balances of $100 up to $1,000 and $39 on balances of $1,000 and over;

         o a cash advance fee which is generally equal to 3.0% of the amount of the cash advance, subject to a minimum fee of $5;

         o a balance transfer fee of 3.0% of the amount transferred to the account, subject to a minimum fee of $5 and a maximum fee of $75;

         o a fee on purchases made in a foreign currency which is generally equal to 3.0% of the amount of the purchase, after its conversion into U.S. dollars;

         o    a returned payment fee of $29;

         o    a returned check fee of $29;

         o    a stop payment fee of $29; and

         o a fee of $35 for each billing period with respect to each account with an outstanding balance over the credit limit established for that account.

There can be no assurance that periodic finance charges, fees and other charges will remain at current levels in the future.

         Payments by cardholders on the accounts are processed and applied first to all minimum amounts due. Payments in excess of the minimum amount due are applied to balances associated with low periodic rates before balances associated with higher periodic rates.


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

Recent Lump Additions

         The Banks from time to time transfer credit card receivables to the master trust in lump additions by designating additional accounts to the master trust. The table below presents the date, amount and percentage of the master trust portfolio of those lump additions since January 2003 (calculated based on the principal amount of the lump addition and the balance of principal receivables in the master trust as of the end of its monthly reporting period immediately preceding the specified lump addition date).

                Lump Additions of Receivables Since January 2003

                                                                     Percentage
                       Amount of        Amount of                 of Outstanding
                     Finance Charge     Principal        Total        Principal
 Lump Addition Date   Receivables      Receivables    Receivables    Receivables
 ------------------   -----------      -----------    -----------    -----------
March 29, 2003        $35,699,052    $2,733,277,210   $2,768,976,262    3.78%
April 26, 2003        $28,126,124    $2,765,035,614   $2,793,161,738    3.73%
May 24, 2003          $31,055,085    $2,234,096,925   $2,265,152,010    3.01%
November 29, 2003     $37,827,076    $3,577,388,855   $3,615,215,931    4.80%
June 26, 2004         $23,508,959    $1,789,169,389   $1,812,678,348    2.40%
August 28, 2004       $12,116,236      $895,267,002     $907,383,238    1.18%
March 26, 2005        $32,963,756    $2,393,028,822   $2,425,992,578    3.12%
May 28, 2005          $36,369,045    $2,577,395,775   $2,613,764,820    3.45%
July 30, 2005          $5,511,695      $648,060,732     $653,572,427    0.86%
August 27, 2005       $18,281,747    $3,275,634,111   $3,293,915,858    4.36%
November 26, 2005      $8,898,140    $1,159,528,972   $1,168,427,112    1.55%


Recent Removal of Accounts

         The Banks removed 28,340,816 inactive, zero balance accounts from Citibank Credit Card Master Trust I in a lump removal on October 29, 2005. The removal of these accounts is not expected to materially impact the performance of the master trust's assets.

                                GLOSSARY OF TERMS

"accounts" means the portfolio of revolving credit card accounts established and supplemented in accordance with the pooling and servicing agreement.

"additional accounts" consist of newly originated eligible accounts to be included as accounts and accounts relating to any lump additions.

"Banks" means Citibank (South Dakota), National Association, a national banking association, and Citibank (Nevada), National Association, a national banking association.

"eligible accounts" An "eligible account" is defined to mean a revolving credit card account owned by Citibank (South Dakota), any additional seller or any other affiliate thereof which, as of the master trust cut-off date with respect to an initial account or as of the additional cut-off date with respect to an additional account: (a) is in existence and maintained by Citibank (South Dakota), the additional seller or the other affiliate; (b) is payable in United States dollars; (c) in the case of the initial accounts, has a cardholder who has provided, as his most recent billing address, an address located in the United States or its territories or possessions or a military address; (d) has a cardholder who has not been identified by Citibank (South Dakota), the additional seller or the other affiliate in its computer files as being involved in a voluntary or involuntary bankruptcy proceeding; (e) has not been identified as an account with respect to which the related card has been lost or stolen;
(f) has not been sold or pledged to any other party except for any sale to any seller, additional seller or other affiliate; (g) does not have receivables which have been sold or pledged to any other party other than any sale to any seller, additional seller or other affiliate; and (h) in the case of the initial accounts, is a VISA or MasterCard revolving credit card account.

"finance charge receivables" consist of all periodic finance charges, annual membership fees, cash advance fees and late charges on amounts charged for merchandise and services and some other fees designated by the Banks. In addition, some interchange attributed to cardholder charges for merchandise and services in the accounts will be treated as finance charge receivables.

"interchange" means interchange fees payable to Citibank (South Dakota) or any additional seller or other affiliate which has designated accounts to the master trust, in its capacity as credit card issuer, through VISA, MasterCard or any other similar entity or organization with respect to any other type of revolving credit card accounts included as accounts (except as otherwise provided in the initial assignment with respect to any such other type of accounts), in connection with cardholder charges for goods and services.

"lump addition" means the designation of additional eligible accounts to be included as accounts pursuant to Section 2.09(a) or (b) of the pooling and servicing agreement.

"master trust" means Citibank Credit Card Master Trust I.

"pooling and servicing agreement" means the Amended and Restated Pooling and Servicing Agreement dated as of October 5, 2001, among the Banks and Deutsche Bank Trust Company Americas, as trustee, including all amendments thereto.

"principal receivables" consist of all amounts charged by cardholders for merchandise and services, amounts advanced to cardholders as cash advances and some fees billed to cardholders on the accounts.

"receivables" means all amounts shown on the servicer's records as amounts payable by the person or persons obligated to make payments with respect to the accounts.

"Receivables Outstanding" as defined on page 6.


                                      # # #

         Certain statements contained herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. These statements are based on the current expectations of Citibank (South Dakota), National Association and are subject to uncertainty and changes in circumstances. Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. In particular, forward-looking statements contained herein are based on certain estimates of cardholder preferences, industry competition, general economic conditions and other matters which cannot be predicted with certainty. You should not put undue reliance on any forward-looking statements.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         CITIBANK (SOUTH DAKOTA),
                                         NATIONAL ASSOCIATION,
                                         as Servicer
                                         (Registrant)


                                    By:  /s/ Douglas C. Morrison
                                         -----------------------
                                             Douglas C. Morrison
                                             Vice President


Dated:  January 26, 2006


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